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                                                                  EXHIBIT 10.37

                               LICENSE AGREEMENT

         THIS AGREEMENT is made this 28th day of May, 1993 (the "Effective Date"), by and among PACKAGED ICE, INC., a Texas corporation ("PI") and HOSHIZAKI ELECTRIC CO., LTD., a Japanese corporation, and HOSHIZAKI AMERICA, INC., a Georgia corporation (collectively, "Hoshizaki").

         WHEREAS, PI and Hoshizaki entered into a Settlement and Release Agreement, dated as of the date hereof (the "Settlement Agreement"), under which Hoshizaki agreed to execute this Agreement to grant to PI certain rights relating to the PI Bagger (hereinafter defined); and

         WHEREAS, PI desires to obtain from Hoshizaki, and Hoshizaki is willing to grant to PI, a license relating to the PI Bagger in accordance with the terms and conditions herein;

         NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, PI and Hoshizaki hereby agree as follows:

1.       Definitions.  As used in this Agreement:

         (a) "PI Bagger" means (a) a device or machine and related components which automatically bags and maintains ice for retail sale, as reflected in PI's United States Patent No. 5,109,651, (b) any bagger which incorporates inventions protected by PI's patent rights, (c) the prototype bagger models manufactured by Hoshizaki in 1991 designated "B" type and "C" type, and (d) any and all past and future improvements to any of the foregoing.

         (b) "Proprietary Information" means any and all information relating to the PI Bagger, including without limitation patents, patent applications, engineering information, drawings, designs, technical data, know-how, trade secrets, processes and methods, specifications, parts lists, operating instructions and other manufacturing or technical information, in whatever form, that was conceived or developed by Hoshizaki prior to the Effective Date, or information which is conceived or developed thereafter by Hoshizaki which relates to patents or patent applications related to the PI Bagger; provided, however, the term "Proprietary Information" does not include any such information, data or other material if the same is:

                 (1)      In the public domain;

                 (2) Publicly disclosed by a third party, with the prior written approval of Hoshizaki, who received such information from Hoshizaki; or

                 (3)      Obtained lawfully from a source other than Hoshizaki.
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                 Other terms used herein are defined in the context in which they are used and will have the respective meanings there indicated.

2. Grant of Rights and License. Hoshizaki hereby grants to PI, and PI hereby accepts from Hoshizaki, a perpetual, irrevocable, exclusive and paid-up license to:

                 (a) Use the Proprietary Information to make, use, sell and distribute the PI Bagger;

                 (b) Manufacture, use, sell and distribute the PI Bagger throughout the world;

                 (c) Authorize other persons or entities to act as subcontractors or sublicensees for PI to use the Proprietary Information and to manufacture, use, sell and distribute the PI Bagger provided that PI shall cause each such subcontractor or sublicensee to agree to maintain the confidentiality of any Proprietary Information; and

                 (d) In connection with this grant of license, PI shall protect, defend, indemnify and hold Hoshizaki harmless from and against any and all claims, actions, proceedings, damages, costs, expenses and other losses and liabilities, consequently, directly or indirectly incurred (including without limitation attorneys' fees) as a result of, arising out of, or connected with any claims of infringement or alleged infringement of any third party's patent or other rights, by the PI Bagger from the distribution, use, marketing or sale of the PI Bagger by PI;

3. Improvements. In the event any improvements, enhancements or modifications are made by PI to the PI Bagger after the Effective Date of this Agreement, PI shall own such improvements, enhancements or modifications.

4. Severability. The provisions of this Agreement are severable, and in the event that any provisions of this Agreement are determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions hereof.

5. Relationship of Parties. It is the intention of the parties that the relationship existing among them be that of independent contractors. Nothing herein contained or done pursuant hereto will constitute any party or its agents or employees, the legal representative, agent or employee of the others for any purpose whatsoever and these individuals or entities will have no right, power or authority to assume, create or incur, in writing or otherwise, any expense, liability or obligation in the name or on behalf of the others.

6.       Governing Law.  This Agreement shall be construed, governed, and interpreted in
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         accordance with the laws of the State of Texas, United States of
         America. The English language version of this Agreement shall be the official text hereof, notwithstanding any translation of this Agreement in other language.

7. Entire Agreement. This Agreement constitutes the entire agreement and understanding between the parties with respect to its subject matter and supersedes all prior oral or written representations, understandings or agreements with respect to the subject matter hereof; provided, however, that the terms and conditions of the Settlement Agreement shall remain to be effective to the extent that they are not inconsistent with those of this Agreement. No modification to this Agreement will be binding upon the parties hereto unless acknowledged in writing by their duly authorized representatives.

8. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, this Agreement may not be assigned by any party without the written consent of the other party hereto. Notwithstanding anything to the contrary herein contained, an assignment of this Agreement to an affiliate of a party, or an assignment of this Agreement in connection with the sale by a party of all or substantially all of its assets, shall not require the consent of the other party hereto. For the purposes of this Agreement, an "affiliate" of a party means any person which, directly or indirectly, controls, is controlled by, or is under common control with, such person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives identified below as of the Effective Date.

PACKAGED ICE, INC.                            HOSHIZAKI ELECTRIC CO., LTD.


By:                                           By:
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Name:                                         Name:
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Title:                                        Title:
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                                              HOSHIZAKI AMERICA, INC.

                                              By:
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                                              Name:
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                                              Title:
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